Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Amcor plc of our report dated December 14, 2018, except for Note 24 to the consolidated financial statements, as to which the date is March 9, 2020, relating to the financial statements and financial statement schedule, which appears in Amcor plc’s Current Report on Form 8-K dated March 9, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
Melbourne, Australia
June 10, 2020